Exhibit 99.1

Elephant Talk Communications Appoints Carl Stevens as Chairman of the Audit Committee

NEW YORK CITY, NY — August 6, 2015 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced the appointment of Carl Stevens, a member of the Board of Directors, Audit Committee, Nominating Committee and Compensation Committees, to serve as the Chairman of the Audit Committee.

Mr. Stevens is replacing Mr. Geoffrey Leland who resigned from the Board of Directors for personal reasons on July 31, 2015. At the time of his resignation, Mr. Leland was also a member of the Compensation Committee. Mr. Leland did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On August 3, 2015, the Board unanimously appointed Mr. Carl Stevens to serve as the Chairman of the Audit Committee. In connection with such appointment, Dr. Francisco Ros replaced Mr. Stevens as the Chairman of the Compensation Committee.

Mr. Steven van der Velden, Chairman and CEO of Elephant Talk, stated, “Our Company is very grateful for the many valuable contributions Geoffrey made during his time on the Board. We respect his personal decision and wish him the best.”

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, reliable industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, HP and Affirmed Networks. Visit: www.elephanttalk.com.

About ValidSoft UK Ltd.:

ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We enable our customers to enhance their security while improving their user experience, utilising our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as ‘stand-alone’ or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. Visit: www.validsoft.com.

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Contact:

Alan Sheinwald or Valter Pinto

Capital Markets Group, LLC

(914) 669-0222

valter@capmarketsgroup.com

www.CapMarketsGroup.com

Public Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096